Exhibit 10.1

CALL OPTION AMENDMENT AGREEMENT dated as of April 6, 2020
Between LIGAND PHARMACEUTICALS INCORPORATED and BARCLAYS BANK PLC

THIS CALL OPTION AMENDMENT AGREEMENT (this “Agreement”) with respect to the Call Option Confirmations (as defined below) is made as of April 6, 2020 between Ligand Pharmaceuticals Incorporated (“Company”) and Barclays Bank PLC (“Dealer”).
WHEREAS, Company issued $650,000,000 principal amount of 0.75% Convertible Senior Notes due 2023 (the “Convertible Notes”) pursuant to an Indenture dated as of May 22, 2018 between Company and Wilmington Trust, National Association as trustee;
WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a Base Call Option Transaction (the “Base Call Option Transaction”) pursuant to an ISDA confirmation dated as of May 17, 2018, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 650,000 call options (as amended, modified, terminated or unwound from time to time, the “Base Call Option Confirmation”), with an Applicable Percentage of 40% applicable to Dealer;
WHEREAS, in connection with the exercise of the over-allotment option by the initial purchasers of the Convertible Notes, Company and Dealer entered into an Additional Call Option Transaction (the “Additional Call Option Transaction” and, together with the Base Call Option Transaction, the “Call Option Transactions”) pursuant to an ISDA confirmation dated as of May 18, 2018, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 100,000 call options (as amended, modified, terminated or unwound from time to time, the “Additional Call Option Confirmation” and, together with the Base Call Option Confirmation, the “Call Option Confirmations”), with an Applicable Percentage of 40% applicable to Dealer; and
WHEREAS, in connection with a repurchase by Company of $234,440,000 aggregate principal amount of Convertible Notes (the “March 2020 Repurchase”), the Company has requested and the Dealer has agreed to make certain amendments to the Call Option Confirmations for the Options relating to such repurchased Convertible Notes to remain outstanding until a later exercise, notwithstanding the repurchase of the corresponding Convertible Notes;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
        1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmations.

        2. Amendment. Each of the Call Option Confirmations shall be amended by:

(i) adding the sentence “Notwithstanding anything to the contrary herein, the March 2020 Repurchase shall not constitute a Repayment Event” to the end of Section 8(a)(iii);

(ii) replacing the caption “Automatic Exercise” and the corresponding text with the caption “Automatic Exercise during Final Conversion Period” and the corresponding text “Applicable and means that (unless Counterparty notifies Dealer in writing prior to 5:00 p.m., New York City time, on the Expiration Date that it does not wish Automatic Exercise to occur) all Options then outstanding as of 5:00 p.m., New York City time, on the Expiration Date will be deemed to be automatically exercised (such Options, the “Automatic Conversion Options”) as if (x) a number of Convertible Securities (in denominations of USD1,000 principal amount) equal to such number of then-outstanding Options were converted with a “Conversion Date” (as defined in the Indenture) occurring during the Final Conversion Period, (y) the Convertible Security Settlement Method applied to such Convertible Securities and (z) the “Observation Period” (as such term is defined in the Indenture) were the 60 consecutive “VWAP Trading Days” (as defined in the Indenture) beginning on, and including, the 61st “Scheduled Trading Day” (as defined in the Indenture) immediately preceding the Maturity Date (as defined in the Indenture); provided that, no such automatic exercise pursuant to this paragraph will occur if the “Daily VWAP” (as defined in the Indenture) for each “VWAP Trading Day” (as defined in the Indenture) during such period is less than or equal to the Strike Price”;

(iii) amending the text opposite the caption “Notice of Exercise” by adding “but subject to “Automatic Exercise during Final Conversion Period” above” following the words “Equity Definitions” in the first line thereof;

(iv) amending the text opposite the caption “Delivery Obligation” by adding the words “provided, that, for the avoidance of doubt, such cap shall not apply to the Delivery Obligation related to any Automatic Conversion Options”;

(v) amending the text opposite the caption “Notice of Delivery Obligation” by adding the words “provided further, that, for the avoidance of doubt, Counterparty shall not be required to deliver such notice in respect of any Automatic Conversion Options”; and

(vi) adding “; provided, that, for the avoidance of doubt, such cap shall not apply to the exercise of any Automatic Conversion Options” to the end of the final sentence of Section 8(a)(ii).

        3. Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

         (a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

         (b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

         (c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

         (d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

         (e) it is not in possession of any material nonpublic information regarding Company or the Shares; and

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        4. Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

         (a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

         (b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

         (c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

        5.  Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

        6.  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

        7. No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

        8. No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option Confirmations shall remain in full force and effect and are hereby confirmed in all respects.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Barclays Bank PLC

By: /s/ Steven R. Halperin
Name: Steven R. Halperin
Title: Managing Director

Ligand Pharmaceuticals Incorporated
/s/ Matthew Korenberg By:
Name: Matthew Korenberg Title: Executive Vice President and Chief Financial Officer
[Signature Page to Call Option Amendment Agreement]
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